CERITIFICATION PURSUANT TO 18 USC SECTION 1350

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN

                        In connection with the Quarterly Report of Anza Innovations, Inc., a Nevada corporation (the "Company"), on 10-QSB for the period ended October 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Kevin A. Polis, Interim sole officer director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of  the Securities Exchange Act of 1934; and

                        (2) The information contained in the Report fairly presents, in all material  respects, the financial condition and results of operations of the Company.

Dated: December 11, 2003

/s/Kevin A. Polis

Kevin A. Polis

Interim sole officer director